EXHIBIT 15


	Securities and Exchange Commission
	450 Fifth Street, N.W.
	Washington, D.C.  20549


	We are aware that our report dated October 24, 1994, on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and subsidiaries (the Company) for the three-month and nine-month periods ended September 30, 1994 and 1993, and included in the Company's quarterly report on Form 10-Q for the period ended September 30, 1994, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 2-78422, 33-14791, 33-48690 and 33-
	49842), and Form S-3 (Registration No. 33-48089). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                            /s/ COOPERS & LYBRAND L.L.P.

                            COOPERS & LYBRAND L.L.P.






	St. Paul, Minnesota
	November 10, 1994